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                                                              EXHIBIT 10



                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 22 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 20, 1998, relating to the financial statements of LBVIP Variable Insurance Account which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

We also consent to the use in such Prospectus of our report dated March 12, 1998, relating to the financial statements of Lutheran Brotherhood Variable Insurance Products Company which appear in such Prospectus.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Minneapolis, Minnesota
April 28, 1998


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